UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):           July 20, 2018
ML WINTON FUTURESACCESS LLC
 (Exact name of registrant as specified in its charter)

Delaware	0-51084	20-1227904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Merrill Lynch Alternative Investments LLC
250 Vesey Street, 11th Floor
New York, NY 10281
 (Address and Zip Code of principal executive offices)
Registrant’s telephone number, including area code:          (609) 274-5838
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company__
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ___

 Item 1.01  Entry into a Material Definitive Agreement.
(a)(1)     ML Winton FuturesAccess LLC (the “Registrant”), Merrill Lynch Alternative Investments LLC  (“MLAI”), WNTN FuturesAccess Ltd.  (“WNTN”) and Winton Capital Management Limited (the “Trading Advisor”) are parties to an Amended and Restated Advisory Agreement dated as of February 27, 2015, as  further amended by amendments dated  April 30, 2015 and February 1, 2018 (together, the “Advisory Agreement”).  MLAI is the sponsor and manager of the Registrant.
On July 20, 2018, the Registrant, MLAI, WNTN and the Trading Advisor entered into  an amendment to the Advisory Agreement (the “Amendment”).   The Amendment is being filed as an exhibit.
(2)   Management Fee Rate. The Amendment provides that effective as of September 1, 2017, the monthly management fee rate that the Registrant pays to the Trading Advisory in respect the Classes of Units of the Registrant are as follows:  (i) Class F  and Class F-1 Units, 0.070833% (a 0.85% per annum rate); and (ii) Class A, Class C, Class D, Class DI, Class G, Class I and Class M Units, 0.075% (a 0.9% per annum rate).
Incentive Fee Rate.  The Amendment provides that effective as of  September 1, 2017,  the quarterly incentive fee rate that the Registrant pays to the Trading Advisory is 18% in respect of all the Classes of Units.
 WNTN.  Effective as of July 20, 2018, the Amendment terminates the Advisory Agreement with respect to WNTN.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.                             Description
10.1	Amendment to Advisory Agreement dated July 20, 2018 among ML Winton FuturesAccess LLC, Merrill Lynch Alternative Investments LLC, WNTN FuturesAccess Ltd. and Winton Capital Management Limited

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ML WINTON FUTURESACCESS LLC

By: Merrill Lynch Alternative Investments LLC, its manager

By:	/s/ Barbra E. Kocsis
Name: Barbra E. Kocsis
Position: Chief Financial Officer

Date:  July 26, 2018